As filed with the Securities and Exchange Commission on March 29, 2016
Registration No. 333-

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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LIFEWAY FOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Illinois	36-3442829
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6431 West Oakton St., Morton Grove, Illinois 60053
(Address of Principal Executive Offices)

Lifeway Foods Inc. 2015 Omnibus Incentive Plan
(Full Title of the Plan)

John P. Waldron
Chief Financial Officer
6431 West Oakton St.
Morton Grove, Illinois 60053
 (Name and Address of Agent for Service)

(847) 967-1010
(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Timothy R. Lavender, Esq.
Kelley Drye & Warren LLP
333 W. Wacker Dr., Suite 2600
Chicago, Illinois 60606
(312) 857-7070

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CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, no par value	3,500,000 Shares (2)	$10.54	$36,890,000	$3,714.83

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the high and low trading prices for the Registrant's Common Stock on March 24, 2016 as reported on NASDAQ.
(2)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this registration statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable in the event of a stock dividend, stock split, recapitalization, or other similar capital structure, merger consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") will be sent or given to participants in the 2015 Omnibus Incentive Plan (the "Plan") of Lifeway Foods, Inc., an Illinois corporation (the "Company"), by the Company as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof), a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and are hereby incorporated by reference in this Registration Statement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;
•	our Current Report on Form 8-K dated March 3, 2016; and
•	the description of our common stock contained in our Registration Statement on Form S-18 (File No. 33-14329-C).

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Securities and Exchange Commission.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
You may obtain a copy of these filings, excluding exhibits (but including exhibits that are specifically incorporated by reference in any such filing), free of charge, by oral or written request directed to the Secretary at 6431 West Oakton, Morton Grove, Illinois 60053, (847) 967-1010.
Item 4.   Description of Securities.
Not applicable.
Item 5.   Interest of Named Experts and Counsel.
Not applicable.
Item 6.   Indemnification of Directors and Officers.
We are permitted to indemnify to the extent now or hereafter permitted by law, each director, officer or other authorized representative of the Company who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Company, against all expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or liability is expressly prohibited by the Illinois Business Corporation Act of 1983 ("IBCA") as in effect at the time of the alleged breach of duty by such director.
The amended and restated certificate of incorporation and the bylaws of the registrant provide that the registrant shall indemnify its officers, directors and certain others to the extent permitted by the IBCA. Section 8.75 of the IBCA, provides in pertinent part as follows:
(a) The Company shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.
(b) The Company shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and except that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
(c) To the extent that a director, officer or employee of the Company has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.
(d) Any indemnification under subsections (a) and (b) shall be made by the Company only as authorized in the specific case, upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made: (1) the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company as authorized in this Section.
(f) The indemnification provided by the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, or agent and shall inure to benefit of the heirs, executors and administrators of such a person.
(g) The Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of these Sections.
(h) If the Company has paid indemnity or has advanced expenses to a director, officer, employee or agent under subsection (b) of this Section, the Company shall report the indemnification or advance in writing to the stockholders with or before the notice of the next stockholders meeting.
In addition, the Registrant maintains a policy of directors and officers liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.
Item 7.   Exemption from Registration Claimed.
Not Applicable.

Item 8.   Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated herein by reference.

Item 9.   Undertakings.

(a)           The undersigned registrant hereby undertakes:
(1)           To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:
(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii) To include any additional or changed material information on the plan of distribution;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)          For determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)          For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)                  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii)                 Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)                The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)                Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)           Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 29th day of March, 2016.

LIFEWAY FOODS, INC.
By:	/s/ John P. Waldron
Name: John P. Waldron Title: Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Julie Smolyansky and Edward P. Smolyansky, and each of them individually, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this Report together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to this Report and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, notices, communications, reports, instruments, agreements and other documents as may be necessary or appropriate in connection therewith and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons in the capacities and on the dates indicated.

Date: March 29, 2016	/s/ Julie Smolyansky
Julie Smolyansky
Chief Executive Officer, President, and Director (Principal Executive Officer)

Date: March 29, 2016	/s/ Ludmila Smolyansky
Ludmila Smolyansky
Chairperson of the Board of Directors

Date: March __, 2016
Pol Sikar
Director

Date: March __, 2016
Mariano Lozano
Director

Date: March __, 2016
Renzo Bernardi
Director

Date: March 29, 2016	/s/ Paul Lee
Paul Lee
Director

Date: March 29, 2016	/s/ Jason Scher
Jason Scher
Director

Date: March 29, 2016	/s/ Edward Smolyansky
Edward Smolyansky
Chief Accounting Officer, Chief Operating Officer, Treasurer and Secretary (Principal Accounting Officer)

Date: March 29, 2016	/s/ John P. Waldron
John P. Waldron
Chief Financial Officer (Principal Financial Officer)

INDEX OF EXHIBITS

Exhibit No.	Description of Exhibit
4.1
Lifeway Foods, Inc. 2015 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.2 to Lifeway's Current Report on Form 8-K dated December 14, 2015 and filed on December 18, 2015 (File No. 000- 17363)).

4.2
Form of Notice of Restricted Stock Unit Award (incorporated by reference to Exhibit 10.3 to Lifeway's Current Report on Form 8-K dated December 14, 2015 and filed on December 18, 2015 (File No. 000- 17363)).

4.3
Form of Notice of Performance Unit Award (incorporated by reference to Exhibit 10.4 to Lifeway's Current Report on Form 8-K dated December 14, 2015 and filed on December 18, 2015 (File No. 000- 17363)).

4.4
Form of Notice of Restricted Stock Award (incorporated by reference to Exhibit 10.5 to Lifeway's Current Report on Form 8-K dated December 14, 2015 and filed on December 18, 2015 (File No. 000- 17363)).

4.5
Form of Notice of Non-Qualified Stock Option Award (incorporated by reference to Exhibit 10.6 to Lifeway's Current Report on Form 8-K dated December 14, 2015 and filed on December 18, 2015 (File No. 000- 17363)).

5.1	Opinion of Kelley Drye & Warren LLP.*
23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).*
23.2	Consent of Mayer Hoffman & McCann P.C.*
23.3	Consent of Crowe Horwath LLP*
23.4	Consent of Plante & Moran, PLLC*
24	Power of Attorney (included on the signature page hereof).*
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*  Filed herewith.